Exhibit (l)(i)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in Post-Effective Amendment No. 3 to the Registration Statement on Form N-2 of The Gabelli Multimedia Trust Inc. as filed with the Securities and Exchange Commission on or about April 8, 2013

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 8, 2013